EXHIBIT 11

                                      ANDREW CORPORATION AND SUBSIDIARIES
                                       Computation of Earnings Per Share
                                              (Amounts in thousands,
                                               except per share data)

                                              Year Ended September 30
                                           1994        1993        1992
                                          ------      ------      ------

PRIMARY EARNINGS PER SHARE

Average shares outstanding                 25,342      24,854      28,050

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                  698         604         588
                                          -------     -------     -------

                             TOTAL         26,040      25,458      28,638
                                          -------     -------     -------

Net income                                $44,395     $27,862     $24,987
                                          =======     =======     =======

Per share amount                          $  1.70     $  1.09     $   .87
                                          =======     =======     =======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                 25,342      24,854      28,050

Net effect of dilutive stock options--
  based on the treasury stock method
  using the year-end market price             776         768         714
                                          -------     -------     -------

                             TOTAL         26,118      25,622      28,764
                                          -------     -------     -------

Net income                                $44,395     $27,862     $24,987
                                          =======     =======     =======

Per share amount                          $  1.70     $  1.09     $   .87
                                          =======     =======     =======

Note: The fully diluted earnings per share calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9038 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.